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                                 EXHIBIT 77Q1(a)

The Appendix A, dated June 28, 2005 as revised, dated February 21, 2006 to the Master Amended and Restated By-Laws for MFS Growth Opportunities Fund, dated January 1, 2002 as revised June 23, 2004, is contained in Post-Effective Amendment No. 48 to the Registration Statement for MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on February 24, 2006, under Rule 485 under the Securities and Exchange Act of 1933. Such document is incorporated herein by reference.